SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 18, 2002

                           XSTREAM BEVERAGE GROUP, INC
                           ---------------------------
                (Name of Registrant as specified in its charter)
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
           NEVADA                                   33-30158-A                       62-1386351
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(State or other jurisdiction of                  (Commission File                    (IRS Employer
incorporation or organization)                       No.)                            Identification No.)
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            621 NW 53rd Street, Suite 141, Boca Raton, Florida 33431
            --------------------------------------------------------
          (Address and telephone number of principal executive offices)

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                  INFORMATION TO BE INCLUDED IN THE REPORT

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

On August 26, 2002 we executed a Stock Exchange Agreement with the sole shareholder of Dark Dog Sale & Retail Vertriebs GmBh, an Austrian company ("Dark Dog") whereby we were to acquire all of the issued and outstanding shares of Dark Dog. Closing of the transaction was contingent upon delivery of audited financial statements in conformity with U.S. GAAP and certain schedules required pursuant to the Agreement.

As a result of discrepancies between U.S. and European accounting procedures, the parties could not agree on revisions to the stock exchange agreement and as a result the agreement has been terminated.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Xstream Beverage Group, Inc.


/s/Edward Arioli
----------------------------
BY: Edward Arioli, president


Dated: This 20th day of December 2002